Exhibit 99.1

NYSE Euronext to Acquire Wombat Financial Software, a Global Leader

in High Performance Financial Market Data Management Solutions

—Wombat acquisition enables NYSE Euronext to offer customers comprehensive, end-to-end solutions for low latency trading and connectivity management—

New York, Jan. 14, 2008 – NYSE Euronext (NYSE/Euronext: NYX) today announced the signing of a definitive agreement to acquire Wombat Financial Software (Wombat), a privately held global leader in high-performance financial market data management solutions. This strategic acquisition broadens NYSE Euronext’s offering of comprehensive market-agnostic connectivity, transaction and data management solutions to customers globally by integrating Wombat’s industry leading and rapidly growing market data enterprise software and services with the NYSE TransactToolsSM connectivity and messaging business.

Under terms of the agreement, NYSE Euronext will acquire 100% of Wombat for $200 million in cash consideration, and will also create a retention pool for employees. This transaction, which was unanimously approved by the NYSE Euronext Board of Directors, is expected to close early second quarter 2008, and will be accretive to NYSE Euronext’s 2009 earnings.

“Wombat is a technology innovator and world leader in market data management solutions, and we welcome the addition of the company’s entrepreneurial management team and employees to NYSE Euronext,” said Duncan L. Niederauer, NYSE Euronext CEO. “Wombat bridges our commercial technology and market data strategies, broadening our customer reach and enabling NYSE Euronext to deliver advanced technology solutions to our customers’ increasing data management challenges.”

“Our mission to become a leader in the global market data, messaging and trading technology sectors has been a driving force for the last five years,” said Danny Moore, Wombat CEO. “Synergies with TransactTools and other NYSE Euronext businesses will allow us to dramatically accelerate the growth of our value proposition; plus deliver software and services into a much broader customer base.”

“By leveraging Wombat’s low latency market data solutions, we’ve been able to accelerate the build-out of our global electronic trading and risk capabilities,” said Rohit D’Souza, global head of Equities and Alternative Investments at Merrill Lynch, which owned a minority equity stake in Wombat prior to this transaction. “With quote and trade traffic ever increasing, sub-millisecond latency combined with the ability to process this data in real time is important for next generation trading systems,” he added.

Larry Leibowitz, NYSE Euronext Head of Global Technology, added, “Consistent with our goal of providing the best-of-breed technology products for electronic trading, we have now added the market-leading platform for high-performance data management and distribution. By integrating Wombat’s sophisticated data platform with TransactTools’ leading connectivity and messaging infrastructure, we’ll be able to offer customers a very efficient end-to-end solution to access markets globally.”

Solutions will be delivered both as enterprise software products and as managed services on the NYSE TransactTools Secure Financial Transaction Infrastructure (SFTI) network, ranging from hosting co-location for high-speed trading, direct market access (DMA) connectivity and algorithmic execution, and new data products such as integrated and consolidated price feeds. This will significantly reduce the cost and complexity associated with building and managing connectivity for electronic trading.

The NYSE Euronext acquisition of Wombat provides for a number of additional synergies, benefits and opportunities:

•

By adding market-leading data management software to NYSE Euronext’s array of commercial products, the company will be able to integrate and link the messaging and data platforms to offer new solutions for smart order routing, risk management, DMA and other applications;

•

Customer solutions will be delivered as enterprise software products or as managed services on the NYSE TransactTools SFTI network, yielding a more accurate and faster-turning feedback loop on customer needs;

•	Customers will be offered efficient ways to monitor and control their data use and support their administrative tasks;

•

By providing efficient, low latency solutions in high volume data environments, customers will gain improved access to increasingly fragmented, high speed and electronic market models which are emerging as a result of regulatory changes such as MIFID and Reg NMS;

•	This comprehensive suite of products and services will serve to eliminate cost and complexity associated with building and managing connectivity for trading and market-information infrastructures.

Wombat, which was founded in 1997 and has offices in the U.S., U.K. and Japan, is an industry leader in high-performance ticker plant and electronic trading infrastructure solutions. The company offers a high speed market data and messaging platform with direct connection to markets that facilitates large volume, low latency data management and integration. It serves over 100 customers worldwide including all top 12 of the world’s largest financial institutions and currently employs approximately 140 people. In 2007, Wombat’s revenues grew 124% to $28 million, with EBITDA margins in excess of 35%.

NYSE Euronext was represented in this transaction by Citi Markets and Banking and Crowell & Moring LLP. Wombat was represented by FT Partners (Financial Technology Partners LP and FTP Securities LLC) and by DLA Piper US LLP.

For more information contact:

•	NYSE Euronext (New York), Media Relations, Rich Adamonis, 212-656-2140, radamonis@nyx.com

•	NYSE Euronext (Paris), Media Relations, Caroline Denton, +33.1.49.27.11.33, c.denton@euronext.com

•	Wombat Financial Software, Roisin Garland, 646.826.6460, +44.798.356.8224, roisin.garland@wombatfs.com

•	NYSE Euronext, Investor Relations, Gary Stein, 212-656-2183, gstein@nyx.com

•	Merrill Lynch, Media Relations, Danielle Robinson, 212-449 0097, danielle_robinson@ml.com

About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $30.3 trillion/€21.3 trillion total market capitalization of listed companies and average daily trading value of approximately $139 billion/€103 billion (as of September 30, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets. NYSE Euronext is part of the S&P 500 and S&P 100 indexes.

About Wombat Financial Software

Wombat enables limitless connectivity to the global markets through the world’s most advanced high speed market data infrastructure, the Wombat Market Data Platform. With offices in the US, UK and Japan, Wombat software underpins automated market-making systems, electronic-trading floors and tick-capture platforms in financial institutions around the world. The Wombat platform includes Wombat Feed Handlers, providing sub-millisecond connectivity to more than 150 direct exchange and aggregated vendor feeds; DART Entitlements, providing market data compliance, analysis and reporting services; Wombat Middleware, enabling high speed, multi-protocol messaging throughout the enterprise; and Wombat Acumen, offering analytical event processing for the capital markets. For more information, visit www.wombatfs.com.

About TransactTools

TransactTools, a wholly owned subsidiary of NYSE Euronext, provides financial markets and market participants with an open, low latency, and neutral platform for global trading connectivity that improves liquidity and reduces risk. The synergistic high performance environment, software and network facilitate DMA trading and market data dissemination between market centers, traders and third party service providers. Firms can access liquidity globally through a single technology platform with extremely low latency. The combination of the SFTI connectivity backbone with the transaction management capabilities of TCM6, provides a flexible platform for services from the physical layer up through message routing and translation, monitoring, configuration and market data dissemination. Providing core technology to 17 of the 20 largest securities firms in the world, in addition to providing communications infrastructure to hundreds of other firms, TransactTools is the leading provider of connectivity for the largest global liquidity pool.

SFTI was designed and created in 2002 to be the industry’s most secure and resilient network for electronic trading. Today SFTI is a high-performance network backbone connecting markets across the U.S., including all NMS market centers, and is actively expanding into Europe, Asia, and the Middle East to become the single, global backbone for secure and reliable connectivity to all securities markets.

SMNYSE TransactTools is a service mark of TransactTools, Inc.

For more information, visit www.nyse.com/transacttools

About Merrill Lynch

Merrill Lynch is one of the world’s leading wealth management, capital markets and advisory companies, with offices in 38 countries and territories and total client assets of almost $2.0 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world’s largest publicly traded investment management companies, with more than $1 trillion in assets under management. For more information on Merrill Lynch, please visit www.ml.com

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2006 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

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